BENJAMIN MOORE & CO. DECLARES SPECIAL FOURTH
                                QUARTER DIVIDEND


MONTVALE, NJ--November 9, 2000--(OTCBB:MBEN), On November 8, 2000, the board of directors of Benjamin Moore & Co. declared the regular fourth quarter extra dividend of $0.12 per share payable December 4, 2000 to shareholders of record on November 20, 2000.